EXHIBIT 4.1

                 INCORPORATED UNDER THE LAWS OF THE STATE OF THE
                                 STATE OF NEVADA

Number                                                                    Shares
____________                                                         ___________





                            NuOasis Properties, Inc.


     This corporation is authorized to issue 75,000,000 Common Stock at $.001 Par Value



This Certifies that                                              is the owner of

                                                   fully paid and non-assessable

shares of the above Corporation transferable only on the books of the

Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this______day of_______________A.D.

19_______.




President                                                    Secretary/Treasurer




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